EXHIBIT 10.3

                                 Q MATRIX, INC.

                              CONSULTING AGREEMENT

     This Consulting Agreement (this "Agreement") is made and entered into as of September 1, 2003 by and between Q Matrix, Inc., 475 Aviation Blvd., Suite 100, Santa Rosa, CA 95403, and Hanover Capital Corporation a Nevada Corporation located at 38 Buckskin Road, Bell Canyon, CA 91307
("Consultant").

1.   Engagement and Responsibilities

     1.1 Upon the terms and subject to the conditions set forth in this Agreement, Q Matrix, Inc. hereby engages Consultant as a consultant, and Consultant accepts such engagement. Unless Q Matrix, Inc. consents otherwise; Consultant agrees that James E. Hock shall be primarily responsible for the services of Consultant under this Agreement.

     1.2 The Consultant acknowledges that the company desires to accomplish the following agenda:

          a. The company wishes to implement a $2,000,000 equity offering with a qualified broker dealer.

          b. Q Matrix, Inc. wishes to create a public awareness of the stock issue via the Internet, broker dealer relations, and use of financial news networks, etc.

          c. The company will embark on an additional corporate financing structure of two to five million dollars that will enable the company to pursue various forms of financing either through a private placement, a secondary offering, or funding from various institutions or pension funds.

          d. The company will pursue a merger and acquisition program by locating and evaluating synergistic opportunities that could be beneficial towards the total evaluation and growth of Q Matrix, Inc.

     1.3 Consultant's duties and responsibilities shall include assistance in identifying; developing and promoting the formation of relationships with Persons that may be beneficial to Q Matrix, Inc. These relationships would include potential strategic partners, merger or acquisition candidates, customers, business contacts, employees, agents, consultants, broker dealers or other valuable contacts for Q Matrix, Inc. Consultant shall not be obligated to spend any fixed or minimum number of hours in the performance of its duties pursuant to this Agreement.

     1.4 Q Matrix, Inc. acknowledges that Consultant retains the right to provide consulting services to other Persons and nothing in this Agreement shall be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering advice to others or conducting any other business.

     1.5 The Company acknowledges that Hanover Capital Corp. is not a broker dealer and will not partake in the following activities:

          a.  Provide evaluations.

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          b.  Negotiate or advise to the structure or terms of a security offering.

          c.  Participate in negotiations with third-party investors.

          d.  Perform due diligence for broker dealers.

          e. Participate in the preparation or distribution of documents relating to a securities offering.

          f.  Participate in securities distribution.

2.   Definitions

     "Person" shall mean an individual, corporation, partnership, limited liability company or partnership, association, trust, government or governmental agency, or other entity.

3.   Compensation; Reimbursement of Expenses

     Hanover's capital compensation is fee based and will not be percentage based in relation to any type of securities offering.

     Hanover Capital Corporation's compensation package will be as follows:

     1. The term of the contract will be 12 months, which can be cancelled by any party at any time with 10 days written notice prior to the end of each monthly period.

     2.  Retainer $5,000; $5,000 a month thereafter.

     3. A total of 400,000 shares will be issued based upon 10 million shares outstanding. These shares will have piggyback registration rights but will not have anti-dilution rights.

         i) 100,000 shares upon the initiation of an SB2 registration statement and cancelable if SB2 registration is negated.

         ii)  300,000 shares upon the filing of an SB2 registration statement.

     4. Q Matrix, Inc. agrees, from time to time upon request, to reimburse Consultant for all reasonable out-of-pocket expenses and disbursements incurred in connection with this retention.

4.   Term of Engagement

     4.1 Consultant's engagement pursuant to this Agreement shall commence on the date hereof and shall terminate on the earlier to occur of the following:

     4.2 Upon the date set forth in a written notice of termination delivered by Q Matrix, Inc. to Consultant, which date shall not be prior to 10 days from the date of delivery of the notice.





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5.   Indemnification

     Q Matrix, Inc. agrees to indemnify and hold harmless Consultant and its directors, officers, agents and employees, and each other person, if any, controlling Consultant ("Indemnified Parties"), from and against any losses, claims, damages or liabilities (or actions, including shareholder actions, in respect thereof) related to or arising out of this engagement, the Financing and Consultant's actions pursuant to this Agreement, and will reimburse the Indemnified Parties for all expenses (including counsel fees and court costs) as they are incurred by the Indemnified Parties in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which the Indemnified Party is a party. If a claim for indemnification hereunder is to be made by any party entitled to be indemnified hereunder, such party shall provide prompt written notice to Q Matrix, Inc. of the commencement of such action or assertion of such claim, but the failure to give such notice shall not affect any obligation of Q Matrix, Inc. to indemnify such party, except to the extent (and only to the extent) that Q Matrix, Inc. is materially prejudiced in its defense. Q Matrix, Inc. will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are determined to have resulted from Consultants' bad faith or willful misconduct. Q Matrix, Inc. also agrees that no Indemnified Party shall have any liability to Q Matrix, Inc. for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by Q Matrix, Inc. that is determined to have resulted from Consultants' bad faith or willful misconduct. The foregoing indemnification shall be in addition to any rights that any Indemnified Party may have at common law or otherwise, including, but not limited to, any rights to contribution.

6.   Corporate Obligation

     The obligations of Consultant are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Consultant shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any other party to this Agreement.

7.   Miscellaneous

     7.1 Notices. All notices, requests, demands and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails.

     7.2 Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section

     7.3 Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, related to the subject matter of this Agreement are hereby merged herein.

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     7.4  Waiver and Amendment.  No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.
     7.5 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

     7.6 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     7.7 Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

     7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7.9 Attorneys' Fees. If any action or proceeding is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover as an element of its costs, and not its damages, reasonable attorneys' fees to be fixed by the court. The prevailing party is the party who is entitled to recover the costs of its action or proceeding, whether or not such action or proceeding proceeds to final judgment. A party not entitled to recover its costs of suit may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

     7.10 Judicial Interpretation. Should any provision of this Agreement or any of the warrants require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof or thereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement and the Warrants.

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.

                                   Q Matrix, Inc.

                                   By:/s/ Bryan Klingler
                                      Bryan Klingler, President

                                   Hanover Capital Corporation

                                   By:/s/ James E. Hock
                                      James E. Hock, President

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